                                  Waban Inc.

              6-1/2% Convertible Subordinated Debentures due 2002

                           STANDBY PURCHASE AGREEMENT
                           --------------------------

                                                                    June 6, 1997
                                                                    ------------

PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza
New York, New York  10292

Dear Sirs:

          Waban Inc., a Delaware corporation (the "Company"), and BJ's Wholesale Club, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("BJI"), hereby confirm their agreement with you (the "Purchaser"), as set forth below.

             1. Securities. The Company proposes to call for redemption at the
                ----------
close of business on July , 1997 (the "Redemption Date") all of its outstanding 6-1/2% Convertible Subordinated Debentures due 2002 (the "Securities") at the redemption price of 102.889% of the principal amount thereof, plus accrued interest from July 1, 1997 to the Redemption Date, for an aggregate redemption price of $ per $1,000 principal amount of Securities. The Securities were issued pursuant to an indenture, dated as of July 1, 1992 (the "Indenture"), between the Company and First Trust, National Association, as successor to Continental Bank, National Association, as trustee (the "Trustee"), and are convertible thereunder into shares of the Company's Common Stock, par value $0.01 per share ("Common Stock") at the conversion price of $24.75 per share (equivalent to a conversion ratio of 40.404 shares of Common Stock per $1,000 principal amount of Security) at any time prior to June , 1997 (the "Expiration Date").

             To assure the availability of a portion of the funds necessary to effect the proposed redemption of the Securities, the Company desires to make arrangements pursuant to which the Purchaser will, following the Expiration Date and subject to the terms and conditions herein contained, purchase a number of shares of Common Stock equal to the number of shares of Common Stock that would have been issuable upon conversion of the Excess Securities (as defined below). The term "Excess Securities" as used in this Agreement shall mean the aggregate principal amount of Securities in excess of $53,474,000 that are not duly surrendered for conversion prior to 6:00 P.M., Eastern time, on the Expiration Date. Notwithstanding anything to the contrary in this Agreement, in no event shall the Purchaser be obligated to purchase more than 2,160,606 shares of Common Stock pursuant to this Agreement. The shares of Common Stock that would have been issuable upon conversion of the Excess Securities are hereinafter referred to as the "Shares", and the Shares, together with all other shares of Common Stock issuable upon conversion of the Securities, are hereinafter referred to as the "Conversion Shares".

             2.  Representations and Warranties of the Company and BJI.  The
                 ------------------------------------------------------
Company and BJI hereby jointly and severally represent and warrant to, and agree with, the Purchaser that:

             (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). A registration statement on such Form (File No. 333-25511-01) with respect to the Conversion Shares and any sale by the Purchaser of any shares of Common Stock acquired by it hereunder, including a form of final prospectus, has been prepared and filed by the Company with the Securities and Exchange Commission (the "Commission") under the Act. BJI meets the requirements for use of Form S-1 under the Act. A registration statement on such Form (File No. 333-25511) with respect to the tax-free distribution of all outstanding shares of common stock, par value $.01 per share, of BJI ("BJI Common Stock") held by the Company that may be distributed by the Company in the form of a special dividend to holders of Common Stock on a one-for-one basis (the "Distribution"), including a form of final prospectus, has been prepared and filed by BJI with the Commission under the Act. Such registration statement of the Company on Form S-3 and of BJI on Form S-1 have been filed on a combined basis, and such registration statement includes a proxy statement of the Company to be used in connection with the solicitation of proxies by the Company's Board of Directors from holders of Common Stock for use at the annual meeting of stockholders of the Company to be held on July , 1997 (the "Stockholders' Meeting"). As used in this Agreement, the term "Registration Statement" means such combined registration statement and proxy statement of the Company and BJI, as amended at the time when the registration statement is declared effective, including (A) all financial schedules and exhibits thereto and (B) all documents incorporated by reference therein filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "Prospectus" means each of the prospectuses of the Company and BJI first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means each of the prospectuses included in the Registration Statement, in either case including all documents incorporated by reference therein filed under the Exchange Act and including the proxy statement/prospectus of the Company included in the Registration Statement. Any reference in this Agreement to an "amendment or supplement" to the Prospectus or an "amendment" to any registration statement (including the Registration Statement) shall be deemed to refer to and include any document incorporated by reference therein that is filed with the Commission under the Exchange Act after the date of the Prospectus or registration statement, as the case may be. For purposes of the preceding sentence, any reference to the "effective date" of an amendment to a registration statement shall, if such amendment is effected by means of the filing with the Commission under the Exchange Act of a document incorporated by reference in such registration statement, be deemed to refer to the date on which such document was so filed with the Commission.

             (b) When the Registration Statement or any amendment thereto is declared effective, it (i) will contain all statements required to be stated therein in accordance with, and will comply in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (ii) will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus is declared effective) and on the Expiration Date, the Redemption Date, the Closing Date and on the date when the Prospectus is otherwise amended or supplemented, the Prospectus, as amended or supplemented at any such time, (i) will contain all statements required to be stated therein in accordance with, and will comply in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (ii) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein.

             (c) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability, as the case may be, to the Company and its subsidiaries taken as a whole, or BJI and its subsidiaries taken as a whole. BJI is a wholly owned subsidiary of the Company.

             (d) The Company and each of its subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; and each of the Company and BJI has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

             (e) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

             (f) Each of the Company and, on a pro forma basis, BJI has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued shares of capital stock of each of the Company and BJI have been duly authorized and validly issued and are fully paid and nonassessable. The Conversion Shares, including the Shares, have been duly authorized and reserved for issuance by the Company upon either conversion of the Securities or issuance to the Purchaser hereunder. The Conversion Shares, including the Shares, when issued by the Company upon either conversion of the Securities or issuance to the Purchaser hereunder, and, in the case of the Shares, after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Conversion Shares, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

             (g) The capital stock of each of the Company and BJI conforms to the description thereof included or incorporated by reference in the Prospectus.

             (h) Except as disclosed in the Prospectus, and except for options and stock-based awards granted under the Company's 1989 Stock Incentive Plan and 1995 Director Option Plan after March 31, 1997 and shares issued upon exercise of outstanding options, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

             (i) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified. The consolidated financial statements and schedules of BJI and its consolidated subsidiaries included in the Registration Statement and the Prospectus fairly present the financial position of BJI and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified. All such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "Selected Historical Financial Data of Waban" and "Selected Historical Financial Data of BJI" in the Prospectus and under the caption "Selected Financial Data" in the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 1997 (the "Form 10-K"), fairly present, on the basis stated in the Prospectus and such Form 10-K, the information included therein. The pro forma financial statements and information of each of the Company and BJI included or incorporated by reference in the Registration Statement and the Prospectus comply as to form with the applicable requirements of the Act, the Exchange Act and the rules and regulations thereunder, have been prepared based on the historical financial statements of the Company and BJI, respectively and all pro forma adjustments thereto are based on reasonable good faith estimates and judgments of management which fairly and accurately reflect the items for which such adjustments are made and have been properly applied to the historical amounts in the compilation of such statements and information.

             (j) Coopers & Lybrand L.L.P., who have (a) certified certain financial statements of the Company and its consolidated subsidiaries, (b) certified certain financial statements of BJI and its consolidated subsidiaries and (c) delivered their reports with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act, the Exchange Act and the related published rules and regulations thereunder with respect to each of the Company and BJI.

             (k) The execution and delivery of this Agreement have been duly authorized by each of the Company and BJI and this Agreement has been duly executed and delivered by each of the Company and BJI, and is the valid and binding agreement of each of the Company and BJI, enforceable against the Company and BJI, respectively, in accordance with its terms.

             (l) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

             (m) The call of the Securities for redemption, the conversion or redemption thereof, the issuance of the Conversion Shares, including the Shares, the sale of the Shares to the Purchaser by the Company pursuant to this Agreement, the offering and resale of the Shares by the Purchaser, the compliance by each of the Company and BJI with the other provisions of this Agreement, the Securities and the Indenture, the Distribution and the consummation of the other transactions contemplated herein and in the Registration Statement and the Prospectus with respect to the Distribution and the repayment of the Company's 9.58% unsecured senior notes due May 31, 1998 (the "Senior Notes") and the retirement (through open market or privately negotiated purchases or a tender offer) or defeasance of the Company's 11% senior subordinated notes due May 15, 2004 (the "Senior Subordinated Notes") do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, the declaration of effectiveness of the registration statement on Form 8-A with respect to the BJI Common Stock (the "BJI Form 8-A"), the listing of the Shares on the New York Stock Exchange, Inc. (the "NYSE"), such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture (including the Indenture), mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries, except that (i) a waiver is needed under the Company's credit agreement with bank lenders dated as of April 4, 1995, as amended (the "Credit Agreement") to effect the foregoing transactions (other than the call of the Securities for redemption, the conversion thereof, the issuance of the Conversion Shares, including the Shares, the sale of the Shares to the Purchaser by the Company pursuant to this Agreement, the offering and resale of the Shares by the Purchaser and the compliance by each of the Company and BJI with the other provisions of this Agreement), and (ii) the Company must repay its Senior Notes and retire or defease its Senior Subordinated Notes to consummate the Distribution and other transactions contemplated by the Registration Statement (other than the call of the Securities for redemption, the conversion thereof, the issuance of the Conversion Shares, including the Shares, the sale of the Shares to the Purchaser by the Company pursuant to this Agreement, the offering and resale of the Shares by the Purchaser and the compliance by each of the Company and BJI with the other provisions of this Agreement).

             (n) The Securities are convertible into Common Stock at a conversion price of $24.75 per share based on the principal amount of the Securities (equivalent to a conversion ratio of 40.404 Shares per $1,000 principal amount of Security). As of the close of business on June 6, 1997, no more than $106,949,000 aggregate principal amount of the Securities were outstanding; the call for redemption and the redemption or conversion of all of the outstanding Securities have been duly authorized by all necessary corporate action on the part of the Company; upon the mailing of the notice of redemption and expiration of conversion right (the "Notice of Redemption"), a copy of the form of which is included in the Registration Statement, in accordance with the Indenture, notice of redemption of all of the Securities shall have been duly given, all outstanding Securities shall have been duly called for redemption on the Redemption Date, and the right to convert the Securities into shares of Common Stock will, as a result of such call, expire at 6:00 P.M., Eastern time, on the Expiration Date; and the Indenture and the Securities have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

             (o) Neither the Company nor BJI has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate conversion of the Securities, the sale or resale of the Shares or the sale by the Purchaser of any other shares of Common Stock acquired by the Purchaser during the course of the transactions contemplated hereby.

             (p) Neither the Company nor BJI has paid or given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting purchases of the Securities, for soliciting the conversion of Securities into Common Stock or for soliciting another to purchase any other securities of the Company.

             (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus.

             (r) On and after the date hereof and prior to the close of business on the Closing Date (as hereinafter defined), there will be no change in the outstanding capital stock of the Company, except for the issuance of Common Stock upon conversion of the Securities and except for options and stock-based awards granted under the Company's 1989 Stock Incentive Plan and 1995 Director Option Plan after March 31, 1997 and shares issued upon exercise of outstanding options.

             3.  Purchase, Sale and Delivery of the Shares. On the basis of the
                 -----------------------------------------
representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth:

             (a) If any Securities have not been duly surrendered for conversion prior to 6:00 P.M., Eastern time, on the Expiration Date, and provided that the aggregate principal amount of Securities that have not been duly surrendered for conversion prior to 6:00 P.M., Eastern time, on the Expiration Date exceeds $53,474,000, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, such number of Shares as would have been issuable upon conversion of the
     Excess Securities, at a purchase price of               $ per Share.
                                                ------------
     Notwithstanding anything to the contrary in this Agreement, in no event shall the Purchaser be obligated to purchase more than 2,160,606 Shares pursuant to this Agreement. The Company shall notify the Purchaser of such number of Shares as soon as practicable after the expiration of convertibility on the Expiration Date and in no event later than 9:30 A.M., New York City time, on the first business day following the Expiration Date. One or more certificates in definitive form for the Shares, and in such denomination or denominations and registered in such name or names as the Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Purchaser, against payment by the Purchaser of the purchase price therefor by wire transfer of same-day funds to an account designated in writing by the Company, which designation shall be made at least 48 hours prior to the Closing Date. Such delivery of and payment for the Shares shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York at 9:30 A.M., New York City time, on July
           , 1997, or at such other place, time or date as the Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date". The Company will make such certificate or certificates for the Shares available for checking and packaging by the Purchaser at the offices in New York, New York of the Company's transfer agent or registrar or of the Purchaser at least 24 hours prior to the Closing Date.

             (b) As compensation for the commitment of the Purchaser hereunder, the Company agrees to pay to the Purchaser, by wire transfer of same-day funds to an account designated by the Purchaser, an amount equal to the sum of (i) a standby fee equal to 2,160,606 (representing the maximum number of Shares that may be purchased from the Company by the Purchaser pursuant to this Agreement) multiplied by $____ per share, and (ii) a takedown fee equal to the aggregate number of Shares purchased by the Purchaser pursuant to this Agreement, multiplied by an amount equal to $___ per share. Such compensation shall be paid to the Purchaser (i) if the Purchaser is required to purchase any Shares, on the Closing Date, or (ii) otherwise, as soon as practicable after the Expiration Date (but in no event later than two business days thereafter).

             (c) It is understood that the Purchaser may offer for sale and sell the Shares, and Conversion Shares acquired through the purchase and conversion of Securities, from time to time, both on or prior to and after the Redemption Date, in one or more transactions on the NYSE or otherwise, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. Nothing contained herein shall limit the right of the Purchaser, in its sole discretion, to determine the price or prices at which, or the time or times when, any Shares or any Conversion Shares acquired through the purchase and conversion of Securities shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

             4.  Covenants of the Company and BJI.  The Company and BJI covenant
                 --------------------------------
     and agree with the Purchaser that:

             (a) The Company and BJI will use their respective best efforts to cause the Registration Statement, and any amendments thereto, to become effective as promptly as possible. If required, the Company and BJI will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Conversion Shares is required to be delivered under the Act, each of the Company and BJI (i) will comply with all requirements imposed upon it by the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Conversion Shares, and (ii) will not file with the Commission any prospectus referred to in Section 2(a) hereof, any amendment or supplement to any such prospectus or any amendment to the Registration Statement of which the Purchaser shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Purchaser shall not have given its consent. Each of the Company and BJI will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Purchaser or counsel for the Purchaser, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Purchaser, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Purchaser, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Purchaser of each such filing or effectiveness. The Company will comply with Rules 153 and 153a of the Act, and pursuant to Rule 153 will deliver to the NYSE, for redelivery to members of such exchange, such number of copies of the Prospectus and any amendment or supplement thereto as such exchange may reasonably request.

             (b) Each of the Company and BJI will advise the Purchaser, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Conversion Shares for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. Each of the Company and BJI will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

             (c) The Company will arrange for the qualification of the Conversion Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Conversion Shares, provided, however, that in
                                                --------  -------
     connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

             (d) If, at any time prior to the final date when a prospectus relating to the Conversion Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Exchange Act or the respective rules or regulations of the Commission thereunder, the Company will promptly notify the Purchaser thereof and, subject to Section 4(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

             (e) Each of the Company and BJI will, without charge, provide to the Purchaser and to counsel for the Purchaser a signed copy of the registration statement originally filed with respect to the Conversion Shares and each amendment thereto (in each case including exhibits thereto), certified by the Secretary or an Assistant Secretary of each of the Company and BJI to be true and complete copies thereof as filed with the Commission by electronic transmission, and so long as a prospectus relating to the Conversion Shares is required to be delivered under the Act, as many copies of the Prospectus or any amendment or supplement thereto as the Purchaser may reasonably request.

             (f) The Company, as soon as practicable, will make generally available to its securityholders and to the Purchaser a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

             (g) Each of the Company and BJI will not, directly or indirectly, from the date hereof through the date that is 180 days after the Redemption Date, without the prior written consent of the Purchaser, (i) offer, pledge, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of its common stock or other capital stock or any securities convertible into, or exchangeable or exercisable for, shares of its common stock or other capital stock (whether such shares or any such securities are now owned by the Company or BJI or hereafter acquired), except (A) pursuant to this Agreement, (B) for issuances contemplated by the Prospectus, (C) for issuances pursuant to the exercise of employee stock options outstanding on the date hereof or pursuant to the terms of convertible securities, options or warrants of the Company outstanding on the date hereof and (D) for grants of options and stock-based awards under the Company's 1989 Stock Incentive Plan, 1997 Stock Incentive Plan and 1995 Director Option Plan, or (ii) enter into any swap or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of its common stock or other capital stock, whether any such transaction described in clause (i) or (ii) above is to be settled by physical delivery of common stock or other capital stock or other such securities, in cash or otherwise.

             (h) The Company will mail or cause to be mailed, not later than the close of business on the date hereof, the Notice of Redemption in the form submitted to the Purchaser, together with a copy of the Prospectus and related letter of transmittal, to the registered holders of the Securities as of such date in the manner required by the terms of the Securities. The Company will not, and will ensure that the Trustee does not, withdraw or revoke the Notice of Redemption or attempt to do so.

             (i) Each of the Company and BJI will obtain the agreements described in Section 6(f) hereof prior to the Closing Date.

             (j) The Company will direct the Trustee to advise the Purchaser daily of the number of Securities surrendered for conversion or redemption on the preceding day.

             (k) The Company will not, directly or indirectly, take any action that would result in an adjustment of the conversion price of the Securities from that set forth in Section 1 hereof.

             (l) Each of the Company and BJI will, not later than three weeks after the Redemption Date, file a post-effective amendment to the Registration Statement or take such other steps as may be necessary to remove from registration all Conversion Shares that have not been issued.

             (m) If at any time during the period commencing on the date on which the Registration Statement becomes effective and ending on the date that is 25 days after the Redemption Date, any rumor, publication or event relating to or affecting the Company or BJI shall occur as a result of which in the opinion of the Purchaser the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), each of the Company and BJI will, after written notice from the Purchaser advising it to the effect set forth above, forthwith prepare, consult with the Purchaser concerning the advisability of a press release or other public statement responding to or commenting on such rumor, publication or event.

             5.  Expenses.  The Company and BJI will pay all costs and expenses
                 --------
incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions contemplated herein and in the Registration Statement and the Prospectus, including any costs of printing the registration statement originally filed with respect to the Conversion Shares and the BJI Common Stock and any amendment thereto and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Purchaser of copies of the foregoing documents,
(iii) the redemption of the Securities, including any costs of printing and mailing the Notice of Redemption and related letter of transmittal, (iv) the fees and disbursements of any conversion agent, communication or solicitation agent and the counsel, accountants and any other experts or advisors retained by the Company, (v) preparation and issuance of the Conversion Shares and delivery to the Purchaser of any certificates evidencing the Shares, including transfer agent's and registrar's fees and all transfer taxes as may be imposed on the Purchaser in connection with its purchase of Securities pursuant hereto, (vi) the qualification of the Conversion Shares under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the applicable, the National Association of Securities Dealers, Inc. relating to the Conversion Shares and the BJI Common Stock, (viii) advertising relating to the redemption of the Securities and offering of the Shares (other than as shall have been specifically approved by the Purchaser) and (ix) one-half of all out-of-pocket expenses (including fees and disbursements of counsel for the Purchaser) that shall have been incurred by the Purchaser in connection with the purchase and sale of the Shares, up to a maximum of $50,000 (it being understood that such $50,000 represents one-half of out-of-pocket expenses of $100,000 or more). Notwithstanding the foregoing clause (ix), if the sale of the Shares provided for herein is not consummated because any condition to the obligation of the Purchaser set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of either the Company or BJI to perform all obligations and satisfy all conditions on their respective parts to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company and BJI agree, jointly and severally, to reimburse the Purchaser upon demand for all out-of-pocket expenses (including fees and disbursements of counsel for the Purchaser) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Shares. Neither the Company nor BJI shall in any event be liable to the Purchaser for the loss of anticipated profits from the transactions covered by this Agreement.

             6. Conditions of the Purchaser's Obligations. The obligations of
                -----------------------------------------
the Purchaser to surrender for conversion Securities and to purchase and pay for any Shares shall be subject, in the Purchaser's sole discretion, to the accuracy of the representations and warranties of each of the Company and BJI contained herein as of the date hereof and as of the Expiration Date, the Redemption Date and the Closing Date, as if made on and as of the Expiration Date, Redemption Date and the Closing Date, respectively, to the accuracy of the statements of the officers of each of the Company and BJI made pursuant to the provisions hereof, to the performance by each of the Company and BJI of its covenants and agreements hereunder and to the following additional conditions:

             (a) The Registration Statement shall have been declared effective not later than 5:00 P.M., New York City time, on the date hereof or such later time as the Purchaser and the Company may agree upon; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company, BJI or the Purchaser, shall be contemplated by the Commission; and each of the Company and BJI shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

             (b) On each of the effective date of the Registration Statement and the Closing Date, the Purchaser shall have received an opinion, dated such respective date, of Hale and Dorr LLP, counsel for the Company and BJI, to the effect that:

                 (i) each of the Company and BJI has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the Commonwealth of Massachusetts;

                 (ii) each of the Company and BJI has corporate power to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and each of the Company and BJI has corporate power to enter into this Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it;

                 (iii) each of the Company and BJI has an authorized capitalization as set forth in the Prospectus; the Conversion Shares, including the Shares, have been duly authorized and reserved for issuance by all necessary corporate action of the Company upon either conversion of the Securities or issuance to the Purchaser hereunder; the Conversion Shares, including the Shares, when issued by the Company upon either conversion of the Securities or issuance to the Purchaser hereunder, and, in the case of the Shares, paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Conversion Shares, including the Shares, have been duly authorized for listing, subject to official notice of issuance, on the NYSE (provided that this opinion need not be rendered on the effective date of the Registration Statement); to the knowledge of such counsel, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Conversion Shares, including the Shares; and to the knowledge of such counsel no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

                 (iv)   the statements set forth under the headings
               "Information for Holders of Convertible Debentures," "Description of BJI Capital Stock" and "Description of Waban Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company or BJI, are correct in all material respects; and the statements set forth under the headings "The Distribution--Federal Income Tax Aspects of the Distribution" and "--Conditions; Termination," "BJI Business and Properties--Legal Proceedings," "HomeBase Business and Properties--Legal Proceedings," "Information for Holders of Convertible Debentures" included in the Prospectus, and under the heading "Legal Proceedings" in the Company's Form 10-K, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are correct in all material respects;

                 (v) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of each of the Company and BJI and this Agreement has been duly executed and delivered by each of the Company and BJI;

                 (vi) to such counsel's knowledge, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and to such counsel's knowledge, no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;


                 (vii) the call of the Securities for redemption, the conversion or redemption thereof, the issuance of the Conversion Shares, including the Shares, and the sale of the Shares to the Purchaser by the Company pursuant to this Agreement, the offering and resale of the Shares by the Purchaser, the compliance by each of the Company and BJI with the other provisions of this Agreement, the Securities and the Indenture, the Distribution and the consummation of the other transactions contemplated herein and in the Registration Statement and the Prospectus with respect to the Distribution and the repayment of the Company's Senior Notes and the retirement (through open market or privately negotiated purchases or a tender offer) or defeasance of the Company's Senior Subordinated Notes do not (A) require on the part of the Company, BJI or any of their respective subsidiaries the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, the declaration of effectiveness of the BJI Form 8-A, the listing of the Shares on the NYSE and such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture (including the Indenture), mortgage, deed of trust, lease or other agreement or instrument, filed as an exhibit to the Registration Statement or the Company's Form 10-K, or the charter documents or by-laws of the Company or BJI, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or BJI, except that
               (i) a waiver is needed under the Credit Agreement to effect the foregoing transactions (other than the call of the Securities for redemption, the conversion thereof, the issuance of the Conversion Shares, including the Shares, the sale of the Shares to the Purchaser by the Company pursuant to this Agreement, the offering and resale of the Shares by the Purchaser and the compliance by each of the Company and BJI with the other provisions of this Agreement), and (ii) the Company must repay its Senior Notes and retire or defease its Senior Subordinated Notes to consummate the Distribution and other transactions contemplated by the Registration Statement (other than the call of the Securities for redemption, the conversion thereof, the issuance of the Conversion Shares, including the Shares, the sale of the Shares to the Purchaser by the Company pursuant to this Agreement, the offering and resale of the Shares by the Purchaser, the compliance by each of the Company and BJI with the other provisions of this Agreement);

                 (viii) the call for redemption and the redemption or
               conversion of all of the outstanding Securities have been duly authorized by all necessary corporate action on the part of the Company, and, upon the taking by the Company of such actions as shall be specified in such counsel's opinion, notice of redemption of the Securities shall have been duly given, all outstanding Securities shall have been duly called for redemption on the Redemption Date and the right to convert the Securities into shares of Common Stock will expire on the Expiration Date; and the Indenture and the Securities have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms;

                 (ix) the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or , to the knowledge of such counsel, are threatened by the Commission; and

                 (x) the Registration Statement originally filed with respect to the Conversion Shares and each amendment thereto and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

     Such counsel shall also state that no facts have come to its attention leading it to believe that the Registration Statement (excluding financial statements and schedules, the notes thereto and other financial, statistical and accounting data included therein, as to which no belief need be expressed), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (excluding financial statements and schedules, the notes thereto and other financial, statistical and accounting data included therein, as to which no belief need be expressed), as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

             References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

             (c) On each of the effective date of the Registration Statement and the Closing Date, the Purchaser shall have received an opinion, dated such respective date, of Sarah M. Gallivan, General Counsel for the Company, to the effect that:

                 (i) each of the Company's subsidiaries listed in Schedule 1 hereto (the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability, as the case may be, to the Company and its subsidiaries taken as a whole, or BJI and its subsidiaries taken as a whole;

                 (ii) each of the Subsidiaries has corporate power to own or lease its respective properties and conduct its respective business as described in the Registration Statement and the Prospectus;

                 (iii) the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company or another Subsidiary free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims;

                 (iv) all of the issued shares of capital stock of each of the Company and BJI have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; and

                 (v) no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the knowledge of such counsel, no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

     Such counsel shall also state that no facts have come to her attention leading her to believe that the Registration Statement (excluding financial statements and schedules, the notes thereto and other financial, statistical and accounting data included therein, as to which no belief need be expressed), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (excluding financial statements and schedules, the notes thereto and other financial, statistical and accounting data included therein, as to which no belief need be expressed), as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

             References to the Registration Statement and the Prospectus in this paragraph (c) shall include any amendment or supplement thereto at the date of such opinion.

             (d) On each of the effective date of the Registration Statement and the Closing Date, the Purchaser shall have received an opinion, dated such respective date, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Purchaser, with respect to the issuance and sale of the Shares to the Purchaser, the Registration Statement and the Prospectus, and such other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

             (e) On each of the date hereof, the effective date of the Registration Statement and the Closing Date, the Purchaser shall have received from Coopers & Lybrand L.L.P. a letter, dated such respective date, in form and substance satisfactory to the Purchaser, to the effect that:

                 (i) they are independent accountants with respect to each of the Company and its consolidated subsidiaries and BJI and its consolidated subsidiaries within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

                 (ii) in their opinion, the audited consolidated financial statements and schedules of the Company and BJI examined by them and included or incorporated by reference in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

                 (iii) on the basis of a reading of the latest available interim unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries, a reading of the unaudited amounts for total revenues, cost of sales, including buying and occupancy costs, selling, general and administrative expenses, interest on debt and capital leases (net), income before income taxes and total and per share amounts of net income for the five-week period ended May 31, 1997 and of the unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the periods from which such amounts are derived, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and each of its consolidated subsidiaries, and inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                 (A) with respect to any Form 10-Q of the Company that is incorporated by reference in the Registration Statement, the unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                 (B) the unaudited amounts for total revenues, cost of sales, including buying and occupancy costs, selling, general and administrative expenses, interest on debt and capital leases
               (net), income before income taxes and total and per share amounts of net income included or incorporated by reference in the Registration Statement and the Prospectus do not agree with the amounts set forth in any unaudited consolidated financial statements for those same periods or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus; and

                 (C) at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt and obligations under capital leases of the Company and its consolidated subsidiaries or any decreases in total current assets or stockholders' equity of the Company and its consolidated subsidiaries, in each case compared with amounts shown on the April 26, 1997 unaudited consolidated condensed balance sheet included in the Registration Statement and the Prospectus, or for the period from April 27, 1997 to such specified date there were any decreases, as compared with the corresponding period in the prior year, in total revenues, income before income taxes or total or per share amounts of net income of the Company and its consolidated subsidiaries or in net sales or operating income of the HomeBase Division or the Warehouse Club Division, except in all instances for changes, decreases or increases set forth in such letter;

                 (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company, BJI and their respective consolidated subsidiaries and are included in the Registration Statement and the Prospectus, in the Company's Form 10-K incorporated by reference in the Registration Statement and the Prospectus or in the Company's Quarterly Report on Form 10-Q for the 13-week period ended April 26, 1997 to be incorporated by reference in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and its consolidated subsidiaries and BJI and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

                 (v) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (v), inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

             In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Purchaser that (A) such letters shall be accompanied by a written explanation of the Company and/or BJI as to the significance thereof, unless the Purchaser deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Purchaser, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

             References to the Registration Statement and the Prospectus in this paragraph (e) with respect to any letter referred to above shall include any amendment or supplement thereto at the date of such letter.

             (f) On each of the date hereof, the effective date of the Registration Statement and the Closing Date, the Purchaser shall have received a certificate, dated such respective date, of the Chief Executive Officer and Chief Financial Officer of the Company, in their capacities as such, to the effect that:

                 (i) the representations and warranties of the Company or BJI, as applicable, in this Agreement are true and correct as if made on and as of the date of such certificate; the Registration Statement, as amended as of the date of such certificate, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the date of such certificate, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company or BJI, as applicable, has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date;

                 (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or, to the best knowledge of the Company or BJI, as applicable, are threatened by the Commission; and

                 (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor BJI, as applicable, nor any of their respective subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus.

             (f) On the date hereof, the Purchaser shall have received from each person who is a director or executive officer of the Company an agreement dated the date hereof to the effect that such person will not, directly or indirectly, from the date hereof through August 13, 1997, without the prior written consent of the Purchaser, (i) offer, pledge, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of an option to purchase or other sale or disposition) of any shares of the Company's or BJI's common stock or other capital stock or any securities convertible into, or exchangeable or exercisable for, shares of the Company's or BJI's common stock or other capital stock (whether such shares or any such securities are now owned by such director or executive officer or hereafter acquired), or (ii) enter into any swap or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company's or BJI's common stock or other capital stock, whether any such transaction described in clause (i) or (ii) above is to be settled by physical delivery of common stock or other capital stock or other such securities, in cash or otherwise.

             (g) Prior to the Purchaser purchasing and paying for any Shares on the Closing Date, the Company and BJI shall have entered into a registration rights agreement (the "Registration Rights Agreement") with the Purchaser having terms and provisions, and in form and substance, in all respects satisfactory to the Purchaser and counsel to the Purchaser pursuant to which BJI shall grant to the Purchaser demand registration rights, exercisable immediately upon execution of the Registration Rights Agreement, which demand registration rights shall require BJI to (a) use its best efforts to file with the Commission as soon as possible and have declared effective as soon as possible thereafter a "shelf" registration statement on an appropriate form under the Act covering all shares of BJI Common Stock that the Purchaser might receive as a result of Purchaser's purchase of Shares pursuant to this Agreement and the occurrence of the Distribution, (b) use its best efforts to maintain such shelf registration statement in effect for so long as may be required for Purchaser to sell any and all shares of BJI Common Stock that it might receive pursuant to the Distribution and (c) pay all costs and expenses incident to the performance of its obligations under the Registration Rights Agreement, including without limitation all costs and expenses incident to the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the BJI Common Stock and all out-of-pocket expenses (including fees and disbursements of counsel for the Purchaser) that shall be incurred by the Purchaser in connection therewith.

             (h) On or before the Closing Date, the Company shall have obtained an agreement or agreements from the banks party to the Credit Agreement expressly permitting the Company to redeem the Securities and to consummate the transactions contemplated by this Agreement.

             (i) On or before the Closing Date, the Purchaser and counsel for the Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from each of the Company and BJI.

             All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory to the Purchaser and counsel for the Purchaser. Each of the Company and BJI shall furnish to the Purchaser such conformed copies of such opinions, certificates, letters and documents in such quantities as the Purchaser and counsel for the Purchaser shall reasonably request.

             7. Indemnification and Contribution. (a) The Company and BJI
                --------------------------------
jointly and severally agree to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                 (i) any untrue statement or alleged untrue statement made by the Company or BJI in Section 2 of this Agreement,

                 (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or BJI or based upon written information furnished by or on behalf of the Company or BJI filed in any jurisdiction in order to qualify the Conversion Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"),

                 (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading,

                 (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Conversion Shares, including without limitation, slides, videos, films and tape recordings, or

                 (v) any action by any third party in connection with the transactions contemplated by this Agreement to the extent such action arises directly or indirectly from the failure of the Distribution to be made prior to September 30, 1997, and will reimburse, as incurred, the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending against or appea ring as a third-party witness in connection with any such loss, claim, damage liability or action; provided, however, that the
                                              --------  -------
     Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability which the Company or BJI may otherwise have. Neither the Company nor BJI will, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Purchaser or any person who controls the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Purchaser and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

             (b) The Purchaser will indemnify and hold harmless the Company, BJI and each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or BJI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, BJI or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, BJI or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

             (c) Promptly after receipt by an indemnified party under this
     Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemn ifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both
     --------  -------
     the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

             (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Conversion Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and BJI on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the aggregate purchase price of the Shares, assuming the purchase of all Shares by the Purchaser hereunder, bears to the aggregate compensation received by the Purchaser pursuant to
     Section 3(b)(ii) hereof. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or BJI, on the one hand, or the Purchaser, on the other, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, BJI and the Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Purchaser shall not be obligated to make contribution hereunder that in the aggregate exceeds the total public offering price of the Shares sold to the public by the Purchaser, less the aggregate amount of any damages that the Purchaser has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Purchaser, and each director of the Company or BJI, each officer of the Company or BJI who signed the Registration Statement, and each person, if any, who controls the Company or BJI within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and BJI.

             8.  Purchase of Securities by Purchaser.  The Purchaser may make
                 -----------------------------------
purchases of Securities in the open market or otherwise at such times, in such amounts and on such terms as the Purchaser may deem advisable. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Purchaser agrees to surrender for conversion into Common Stock prior to 6:00 P.M., Eastern time, on the Expiration Date all Securities purchased by the Purchaser pursuant to the preceding sentence or otherwise acquired by the Purchaser. Common Stock so acquired by the Purchaser may be sold at any time or from time to time by the Purchaser pursuant to the Registration Statement, and the shares of Common Stock so acquired (excluding, however, any shares of Common Stock acquired upon conversion of Securities beneficially owned by the Purchaser at the close of business on the day prior to the date of this Agreement) shall constitute Shares for all purposes hereunder. It is understood and agreed by the parties that the Purchaser may, subject to applicable law, make purchases and sales of Common Stock in the open market or otherwise at such times, in such amounts and on such terms as the Purchaser may deem advisable, for long or short account, including purchases of Common Stock to cover some or all of a short position in the Common Stock maintained by the Purchaser, and may over-allot in arranging sales.

             9.  Survival.  The respective representations, warranties,
                 --------
agreements, covenants, indemnities and other statements of the Company and BJI, their respective officers and the Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or BJI, any of their respective officers or directors, the Purchaser or any controlling person referred to in Section 7 hereof and (ii) conversion of any Securities and delivery of and payment for any Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

             10. Termination.  (a)  Following effectiveness hereof, this
                 -----------
Agreement may be terminated in the sole discretion of the Purchaser, by notice to the Company given prior to the Closing Date, in the event that either the Company or BJI shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective parts to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,
                 (i) the Company, BJI or any of their respective subsidiaries shall have, in the reasonable judgment of the Purchaser, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                 (ii) trading in the Common Stock shall have been suspended by the Commission or the NYSE or trading in the Securities shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or minimum or maximum prices shall have been established on such exchange;

                 (iii) a banking moratorium shall have been declared by New York or United States authorities; or

                 (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U. S. financial markets that, in the sole judgment of the Purchaser, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof; or

                 (v) the Company shall not have obtained an agreement or agreements from the banks party to the Credit Agreement expressly permitting the Company to redeem the Securities and to consummate the transactions contemplated by this Agreement.

             (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in
     Section 9 hereof.

             11.  Information Supplied by Purchaser.  The statements set forth
                  ---------------------------------
in the last paragraph on the front cover page and under the heading "Standby Agreement" in the Prospectus (to the extent such statements relate to the Purchaser) constitute the only information furnished by the Purchaser to the Company for the purposes of Sections 2(b) and 7 hereof. The Purchaser confirms that such statements (to such extent) are correct.

             12.  Notices.  All communications hereunder shall be in writing
                  -------
and, if sent to the Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Equity Transactions Group; if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at One Mercer Road, Natick, Massachusetts 01760, Attention: General Counsel; and if sent to BJI, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to BJI at One Mercer Road, Natick, Massachusetts 01760,
Attention: General Counsel.

             13.  Successors.  This Agreement shall inure to the benefit of and
                  ----------
shall be binding upon the Purchaser, the Company, BJI and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and BJI contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the directors of each of the Company and BJI, the officers of each of the Company and BJI who have signed the Registration Statement and any person or persons who control the Company or BJI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of any Shares or any other shares of Common Stock acquired by the Purchaser hereunder shall be deemed a successor because of such purchase.

             14. Applicable Law. The validity and interpretation of this
                 --------------
Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

             15. Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, BJI and the Purchaser.

                              Very truly yours,

                              WABAN INC.

                              By
                                --------------------------------------
                                 Herbert J. Zarkin
                                 President and Chief Executive Officer

                              BJ'S WHOLESALE CLUB, INC.

                              By
                                --------------------------------------
                                 Edward J. Weisberger
                                 Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

PRUDENTIAL SECURITIES INCORPORATED


By
  ------------------------------------
  Name:
  Title:

                              SCHEDULE 1

                              SUBSIDIARIES



Name                                           Jurisdiction of Incorporation
----                                           -----------------------------